Exhibit 99.1

Globecomm Systems Announces Exercise of Over-Allotment Option By Underwriters

HAUPPAUGE, N.Y.—(BUSINESS WIRE)—September 19, 2007—Globecomm Systems Inc. (NASDAQ: GCOM-News), a leading provider of satellite-based communications infrastructure solutions and services on a global basis, today announced the exercise in full by the underwriters of an over-allotment option to purchase 450,000 shares of common stock in connection with its follow-on stock offering that priced on August 16, 2007.

The exercise of the over-allotment option of 450,000 shares resulted in the Company receiving net proceeds of approximately $4.8 million after deducting underwriting discounts and commissions. Including the over-allotment shares, the offering totaled 3,450,000 shares at a public offering price of $11.25, resulting in gross proceeds of approximately $38.8 million and net proceeds to the Company of approximately $36.2 million.

Needham & Company, LLC and Stephens Inc. acted as joint book-running managers in the offering and Susquehanna Financial Group, LLLP acted as co-manager.

A registration statement relating to the offering was filed with and declared effective by the Securities and Exchange Commission. The offering is being made only by means of a prospectus supplement and accompanying prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Globecomm Systems

Globecomm Systems Inc. is a leading provider of satellite-based communications infrastructure solutions and services on a global basis. Our goal is to provide our customers with a comprehensive suite of design, engineering, installation and integration solutions, managed network services and lifecycle support services, by employing our expertise in emerging satellite-based communication technologies. By offering both infrastructure solutions and services, we provide our customers with a complete end-to-end solution for their satellite-based communications requirements. We believe our integrated approach of combining in-house design and engineering expertise with world-class teleport and network operating centers is a competitive advantage and enables us to meet our customers’ needs in a timely and cost-effective manner.

Based in Hauppauge, New York, Globecomm Systems also maintains offices in Washington, DC, Maryland, Hong Kong, the United Kingdom, the United Arab Emirates and Afghanistan.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and observations. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date of this press release. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including without limitation under the captions ‘‘Risk Factors’’ and ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations,’’ and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this press release

CONTACT: Globecomm Systems Inc.

David Hershberg, 631-231-9800

or

Investor Relations:

Matthew Byron, 631-457-1301

or

Fax: 631-231-1557

info@globecommsystems.com

www.globecommsystems.com.

SOURCE: Globecomm Systems Inc.